FIRST AMENDMENT TO
	    	DATRON WORLD COMMUNICATIONS INC.
		          DATRON/TRANSCO INC.
			            CREDIT AGREEMENT
			                 WITH
			             COMERICA BANK

     This First Amendment to Credit Agreement is dated as of April 12, 2000 by and between DATRON WORLD COMMUNICATIONS INC., and DATRON/TRANSCO INC. (collectively "Company"), and COMERICA
BANK-CALIFORNIA ("Bank").

     WHEREAS, Company and Bank entered into a certain Credit Agreement dated as of March 24, 1999 (the "Agreement"), pursuant to which Company incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

     WHEREAS, Company and Bank desire to amend certain provisions of the Agreement on the terms and conditions hereof;

     NOW, THEREFORE, it is agreed:

1.   DEFINITIONS

     1     Capitalized terms used herein and not defined  to  the
contrary have the meanings given them in the Agreement.

2.   AMENDMENTS TO AGREEMENT

     2.1 The definition of "Co-Borrower Facility Maximum" is amended and restated as follows:

	       " `Co-Borrower Facility Maximum' shall mean, as of any date, Eleven Million Dollars ($11,000,000)."

     2.2 Reference to Five Million Dollars ($5,000,000) in the definition of "DT Facility Maximum" and the definition of "Letter(s) of Credit" is amended and restated as Two Million
Dollars ($2,000,000).

     2.3 The definition of "Maturity Date" is amended and restated as follows:

	       " `Maturity Date' shall mean:

		 (a)    with   respect  to  the  Co-Borrower
			Facility, April 1, 2002; and

		 (b)   with respect to the DT Facility, April
		       1, 2001."

     2.4 Reference to "DT Reserve" wheresoever it may appear in the Agreement is hereby deleted.

     2.5    Section 7.1 is amended and restated as follows:

	       "7.1 Furnish Bank:

	       a) Within thirty days and as of the end of each month, monthly agings of DWC's accounts receivable and accounts payable, each in form acceptable to Bank; and

	       b) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time."

     2.6    Section 8.1 is amended and restated as follows:

	       "8.1  Furnish Bank

	  a) Within thirty days and as of the end of each month, monthly agings of DT's accounts receivable and accounts payable, each in form acceptable to Bank, together with Borrowing Base Reports in such detail as Bank may specify demonstrating that the Advances under the DT Facility do not exceed the DT Facility Maximum

	  b) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of DT "percent completion report" including backlog by project; and

	  c) promptly, and in form to be satisfactory to Bank, such other information as Bank may reasonably request from time to time."

3.   REPRESENTATIONS

	  Company hereby represents and warrants that:

     3.1 Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's powers, have been duly authorized, are not in contravention of law or the terms of Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

     3.2 This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

     3.3 The continuing representations and warranties of the Company set forth in Sections 5.1, 5.2, 5.4, 5.5, 5.6, 5.8 through 5.12,
6.1, 6.2, 6.4, 6.5, 6.6, and 6.8 through 6.13 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; the representations set forth in Sections 5.7 and 6.7 are amended to reference the unaudited balance sheet and operating statements of Company most recently furnished to the Bank; the representations set forth in Sections 5.3 and 6.3 are amended to account for the KVH patent infringement suit disclosed to Bank by Company.

     3.4 To the knowledge of Company, Datron Systems Incorporated is in compliance with the covenants set forth in the Guaranty dated
March 24, 1999 from Datron Systems Incorporated in favor of Bank.

     3.5 No Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

4.   MISCELLANEOUS

     4.1 This Amendment may be executed in as many counterparts as Bank and the Company deem convenient, and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof;
and (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto.

     4.2 Company and Bank acknowledge and agree that except as specifically amended hereby, all of the terms and conditions of the Agreement and the loan documents related thereto (the "Loan Documents") remain in full force and effect in accordance with their original terms; Company and Bank further acknowledge that Company's address is presently 3030 Enterprise Court, Vista, California 92083, and the Agreement and documents executed in connection therewith are amended to reflect such address.

     4.3 Company shall pay all of Bank's reasonable legal costs and expenses (including attorneys' fees and expenses not to exceed
$1,500) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

     4.4 Company shall pay to Bank an extension fee of $12,500, and a documentation fee of $350, together with an Eximbank facility fee in the amount of $5,000, and an Eximbank loan application fee of $100.

     4.5 Nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or Event of Default whether now existing or hereafter arising and whether now known or hereafter discovered by or disclosed to Bank.

     4.6 Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

     WITNESS the due execution hereof as of the day and year first above written.

DATRON WORLD COMMUNICATIONS        COMERICA BANK-CALIFORNIA
  INC.

By: /s/ William L. Stephan         By: /s/ Richmond C. Boyce
    William L. Stephan                 Richmond C. Boyce

Its: Secretary/Treasurer           Its: Corporate Banking Officer


DATRON/TRANSCO INC.

By: /s/ William L. Stephan
    William L. Stephan

Its: Secretary/Treasurer